UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2013

Fisher Communications, Inc.

(Name of Registrant as Specified in Its Charter)

Washington	000-22439	91-0222175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Fourth Avenue N., Suite 500, Seattle, Washington		98109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 206-404-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Fisher Communications, Inc. (“Fisher” or the “Company”) has made the following supplemental disclosures to the definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), filed by Fisher with the United States Securities and Exchange Commission (the “SEC”) on June 24, 2013, in connection with the proposed settlement of Halberstam v. Fisher Communications, Inc., et. al., Case No. 13-2-17171 SEA pending in King County Superior Court in the State of Washington. The parties have entered into a memorandum of understanding to settle the lawsuit pending in King County Superior Court in the State of Washington. Pursuant to the proposed settlement, Fisher has agreed to provide the additional information set forth below under the heading “Supplemental Disclosures.” The following supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

LITIGATION UPDATE

As previously disclosed beginning on pages 7 and 67 of the Definitive Proxy Statement, in connection with the Merger, a purported class action lawsuit was filed on April 17, 2013 against Fisher and the Fisher Board in King County Superior Court in the State of Washington (the “Court”), docketed as Halberstam v. Fisher Communications, Inc., et al., Case No. 13-2-17171-6 SEA (the “Litigation”). An amended complaint was filed on April 23, 2013, and a second amended complaint was filed on June 3, 2013.

On July 25, 2013, the parties to the Litigation entered into a memorandum of understanding (the “MOU”) which sets forth the parties’ agreement in principle for settlement. After the parties enter into a definitive stipulation of settlement, the proposed settlement will be subject to Court approval. If approved by the Court, it is anticipated that the settlement will result in a release of the defendants from all claims that were or could have been brought challenging any aspect of or otherwise relating to the Merger, the Merger Agreement, or the disclosures made in connection therewith, and that the Litigation will be dismissed with prejudice. Pursuant to the terms of the MOU, Fisher has agreed to make available additional information to its shareholders. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement, even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the MOU may be terminated. The settlement will not affect, among other things, the consideration to be paid to the shareholders of Fisher in connection with the Merger.

Fisher and the other defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to the facts and claims asserted, or which could have been asserted, in the Litigation. Fisher and the other defendants deny that they have committed any violations of law or breach of fiduciary duty, that they have acted improperly in any way, or that they have any liability or owe any damages of any kind to the plaintiff or to the purported class, and specifically deny that any further supplemental disclosure is required under any applicable rule, statute, regulation or law or that the Fisher Board failed to maximize shareholder value by entering into the Merger Agreement with Sinclair Broadcast Group, Inc. (“Sinclair”). The settlement contemplated by the MOU is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. However, among other reasons, to avoid the risk of delaying the Merger, and to provide additional information to the shareholders of Fisher at a time and in a manner that would not cause any delay of the Merger, the defendants agreed to the settlement described above. The parties considered it desirable that the Litigation be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the Litigation.

As previously disclosed in the Definitive Proxy Statement, a special meeting is being held on August 6, 2013, at 10:00 a.m., Pacific Time, at Fisher Plaza, 140 4th Avenue North, 5th Floor Studios, Seattle, Washington 98109, for the purpose of considering and voting upon, among other things, the Merger Agreement. The Fisher Board unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of Fisher and its shareholders and recommends that the shareholders of Fisher vote “FOR” the proposal to approve the Merger Agreement.

SUPPLEMENTAL DISCLOSURES

The following disclosure supplements and restates the first, second and third paragraphs under the heading “Background of the Merger” beginning on page 32 of the Definitive Proxy Statement.

As part of its ongoing strategic planning process, the Fisher Board, together with senior management of Fisher, regularly reviews and evaluates Fisher’s business, operations, financial performance, competitive position and strategic initiatives with a goal of maximizing shareholder value, including evaluation of the strategic environment in the broadcasting industry and consideration of potential value maximizing transactions, such as leveraged recapitalizations, acquisitions, dispositions, business combinations, share repurchases and third party investments. In March 2011, the Fisher Board retained Moelis as Fisher’s financial advisor to assist the Fisher Board in connection with its evaluation of various strategic matters, including its evaluation of alternatives for maximizing the value of Fisher Plaza and other potential financial and strategic alternatives to enhance Fisher’s shareholder value. Such evaluation resulted in the payment of a special cash dividend of $10.00 per share on October 19, 2012 to holders of Company Common Shares, the implementation of a quarterly cash dividend policy commencing with the fourth quarter of 2012, the sale of Fisher Plaza in Seattle, Washington in December 2011, the repurchase of the Company’s outstanding senior notes and the implementation of a share repurchase program.

From late 2011 through 2012, the Fisher Board also explored, together with its independent financial advisor and outside legal advisor, a potential strategic merger transaction with a third party interested in engaging in such a transaction. In March 2012, the Fisher Board authorized Moelis to explore with such party the possibility of a strategic merger transaction. Although preliminary discussions were held with such third party over the next several months, such discussions did not result in any meaningful progress towards the negotiation of the terms of a potential transaction. In determining not to continue exploring a potential strategic merger transaction with such party, the Fisher Board analyzed, together with its independent financial advisor and outside legal advisor, the risks and benefits of such a transaction with such party relative to other potential financial and strategic alternatives that may have been available to Fisher at such time to enhance Fisher’s shareholder value. Such party was invited to participate in the sales process described below, but declined to submit a non-binding, preliminary indication of interest.

In addition, from time to time, Fisher has been the subject of actual or threatened contested director elections by certain of its shareholders, which have resulted in the election of such shareholders’ nominees to the Fisher Board, and unsolicited indications of interest relating to a potential sale transaction. Certain of Fisher’s shareholders have also encouraged Fisher to explore, among other things, a sale transaction, or a leveraged recapitalization or an equity investment in Fisher as alternatives to a sale transaction.

In March 2011, a representative of Sinclair contacted a representative of Fisher to explore Fisher’s interest in engaging in a potential strategic transaction involving Fisher and Sinclair. Preliminary discussions did not result in any progress towards a transaction. In July 2011, a representative of Sinclair contacted a representative of Fisher to revisit Sinclair’s earlier interest in exploring a transaction involving Fisher and Sinclair. During the March 2011 and July 2011 communications, Sinclair did not indicate specific transaction terms, including a price per Company Common Share at which Sinclair would be willing to engage in a transaction, and the communications did not progress any further.

In October 2011, Fisher received an unsolicited letter indicating the interest of a third party in acquiring the outstanding Company Common Shares for $36.00 in cash per share (prior to the date of the $10.00 per share special dividend). In December 2012, Fisher received an unsolicited letter from that same party indicating such party’s interest in making an equity investment in Fisher, the proceeds from which would be used to partially fund a self-tender offer by Fisher to repurchase a portion of the outstanding Company Common Shares. With respect to both proposals, after careful consideration, the Fisher Board determined not to explore a transaction with such party on the terms outlined in such party’s letters as, among other things, the Fisher Board believed that such proposals undervalued Fisher. Although such party did not revise the terms set forth in such indications of interest, such party was invited to participate in the sales process described below, but declined to submit a non-binding, preliminary indication of interest.

In June 2012, Fisher received an unsolicited letter indicating the interest of another third party in acquiring the outstanding Company Common Shares for $40.00 in cash per share (prior to the date of the $10.00 per share special dividend). After careful consideration, the Fisher Board determined not to explore a transaction with such party on the terms outlined in such party’s letter as, among other things, the Fisher Board believed that such proposal undervalued Fisher. Although such party did not revise the terms set forth in such indication of interest, such party was invited to participate in the sales process described below. Such party submitted a preliminary, non-binding indication of interest but declined to participate further in the process.

The following disclosure supplements and restates the twelfth paragraph under the heading “Background of the Merger” on page 35 of the Definitive Proxy Statement.

On February 21, 2013 and February 22, 2013, six participants out of the 26 parties who executed non-disclosure agreements submitted preliminary, non-binding indications of interest to acquire 100% of the outstanding Company Common Shares on a fully diluted basis. The six participants consisted entirely of strategic parties. The price per Company Common Share at which such participants indicated that they would be interested in engaging in such a transaction ranged from $29.69 per Company Common Share to $40.00 per Company Common Share. Five of such indications of interest, all of which indicated that the merger consideration would consist entirely of cash, contemplated an acquisition of all of the outstanding Company Common Shares at the following prices per share: $29.69-$31.89; $38.62; $39.00; $37.00-$40.00; and $39.00-$40.00. Sinclair’s preliminary, non-binding indication of interest contemplated an acquisition of all of the outstanding Company Common Shares at a price per share of $37.00. The merger consideration was estimated by Sinclair to consist of two-thirds cash and one-third common equity of Sinclair, subject to adjustment based on, among other things, market conditions. Representatives of Sinclair, during subsequent conversations with representatives of Moelis regarding Sinclair’s indication of interest, stated that Sinclair would be willing to pay the entire merger consideration in cash. None of the six participants indicated an interest in a transaction other than an acquisition of 100% of the outstanding Company Common Shares.

The following disclosure is added after the fifteenth paragraph under the heading “Background of the Merger” on page 35 of the Definitive Proxy Statement.

On March 13, 2013, the Fisher Board convened a regularly scheduled telephonic meeting, together with members of Fisher’s management, during which, among other topics addressed, the Fisher Board received an update from members of Fisher’s management regarding the status of the strategic alternatives review process.

The following disclosure supplements and restates the eighteenth paragraph under the heading “Background of the Merger” on page 36 of the Definitive Proxy Statement.

On April 1, 2013, each of the three remaining participants in the potential sales process submitted revised indications of interest to acquire 100% of the outstanding Company Common Shares on a fully diluted basis. The price per Company Common Share at which such participants indicated that they would be interested in engaging in such a transaction was $38.45 per Company Common Share for one of such participants and $40.00 per Company Common Share for the other two participants. Each of the revised indications of interest, including Sinclair’s revised indication of interest, provided for the merger consideration to consist entirely of cash. Sinclair’s revised indication of interest contemplated an acquisition of all of the outstanding Company Common Shares on a fully diluted basis at a price per share of $40.00.

The following disclosure supplements and restates the table in the first paragraph under the heading “Opinion of Fisher’s Financial Advisor—Financial Analyses of Fisher—Selected Public Companies Analysis” on page 46 of the Definitive Proxy Statement.

	TEV ($mm)	TEV/2-yr Avg. BCF Mult.		TEV/2-yr Avg. EBITDA Mult.
		’11-‘12A	’12-13E	’11-‘12A	’12-13E
Sinclair Broadcasting Group, Inc.	$4,494.6	7.8x	7.1x	8.1x	7.6x
Belo Corp.	1,801.3	6.9x	6.7x	7.8x	7.6x
LIN TV Corp.	1,615.7	7.5x	6.7x	8.4x	7.4x
Nexstar Broadcasting Group, Inc.	1,433.4	6.8x	6.5x	7.5x	7.1x
Gray Television, Inc.	1,115.8	7.4x	7.1x	8.2x	7.9x
Media General, Inc.	791.9	6.7x	6.1x	9.4x	8.2x
Fisher(1)	330.5	10.6x	7.5x	14.2x	12.9x

(1)	TEV of Fisher and corresponding multiples are based on Fisher’s closing stock price on April 9, 2013 and balance sheet information as of December 31, 2012 from Fisher’s Form 10-K for the fiscal year ended December 31, 2012.

The following disclosure supplements and restates the second paragraph under the heading “Opinion of Fisher’s Financial Advisor—Financial Analyses of Fisher—Selected Public Companies Analysis” on page 46 of the Definitive Proxy Statement.

Moelis reviewed, among other things, total enterprise values, which Moelis refers to as “TEV” for purposes of its opinion, of the selected companies (calculated as market value of the relevant company’s diluted common equity based on its closing stock price on April 9, 2013, plus preferred stock, plus, as of the relevant company’s most recently reported quarter end, short-term and long-term debt (including, as appropriate, pro forma adjustments for acquisitions or other material corporate events occurring since the relevant company’s most recently reported quarter end), less cash and cash equivalents, plus book value of non-controlling interests) as a multiple, to the extent information was publicly available, of each of (i) its 2-Year Average Broadcasting Cash Flow, which Moelis refers to as “BCF” for purposes of its opinion (defined for purposes of Moelis’ opinion as EBITDA (defined below) plus corporate expenses, and for Fisher, in order to present its financial data on a comparable basis to that of its television broadcasting services industry peers, BCF was calculated as set forth in the section entitled “—Selected Transactions Analysis” below), and (ii) its 2-Year Average EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, where applicable, non-cash gains/losses, and other non-recurring items), as reported for calendar years 2011 and 2012, which Moelis refers to as “’11-’12A” for purposes of its opinion, and as estimated for calendar years 2012 and 2013, which Moelis refers to as “’12-’13E” for purposes of its opinion. Two-year average metrics were used to evaluate companies in the television broadcasting services industry to normalize the impact of revenue derived from political advertising, which peaks during national election years. Financial data for the selected companies was based on publicly available research analysts’ estimates, public filings and other publicly available information and included, as appropriate, pro forma adjustments for acquisitions or other material corporate events occurring since the relevant period. Financial data for Fisher was based on financial forecasts and other information and data provided by Fisher’s management.

The following disclosure supplements and restates the table in the first paragraph under the heading “Opinion of Fisher’s Financial Advisor—Financial Analyses of Fisher—Selected Transactions Analysis” on page 47 of the Definitive Proxy Statement.

Announce Date	Acquiror	Target	TEV of Target ($mm)	TEV / 2-Year Average BCF
February 2013	Sinclair Broadcast Group	Barrington Broadcasting (eighteen stations)	$370	7.8x
February 2013	Sinclair Broadcast Group	Cox Media Group (four stations)	99	6.2x
February 2013	Nexstar Broadcasting Group	Granite Broadcasting (Fresno, CA station)	27	N/A
December 2012	Sinclair Broadcast Group	Newport Television (Rochester, NY assets)	60	N/A
November 2012	Roberts Media / Fisher	Newport Television (one station)	9	N/A
November 2012	Nexstar Broadcasting Group	Smith Media (two stations)	17	7.4x
November 2012	Nexstar Broadcasting Group	Newport Television (three stations)	35	7.4x
September 2012	Journal Communications	Landmark Media Enterprises (CBS-WTVF)	215	9.7x
July 2012	Sinclair Broadcast Group	Newport Television (six stations)	413	9.8x
July 2012	Nexstar Broadcasting Group	Newport Television (twelve stations)	286	8.3x
July 2012	Cox Media Group	Newport Television (four stations)	N/A	N/A
July 2012	Shield Media / Young Broadcasting	Newport Television (Albany, NY station)	N/A	N/A
May 2012	LIN TV	New Vision	349	N/A
November 2011	Sinclair Broadcast Group	Freedom Communications (broadcast assets)	385	9.0x
October 2011	The E.W. Scripps Company	McGraw-Hill Broadcasting	212	N/A
September 2011	Sinclair Broadcast Group	Four Points Media Group	200	8.5x

The following disclosure supplements and restates the second paragraph under the heading “Opinion of Fisher’s Financial Advisor—Financial Analyses of Fisher—Selected Transactions Analysis” beginning on page 47 of the Definitive Proxy Statement.

Moelis noted that all of the selected acquisitions involved asset sales, except the Sinclair/Cox transaction, which involved the sale of both stock and assets, and the E.W. Scripps/McGraw-Hill transaction, which involved a stock sale but provided the acquiror the substantial benefits of asset purchase tax treatment. Moelis reviewed, among other things, the average of the total enterprise values of the selected transactions as a multiple, to the extent information was publicly available, of the average of the BCF for each of (i) the prior reported full calendar year, which Moelis refers to as “LTM” for purposes of its opinion, and (ii) the current full calendar year, which Moelis refers to as “NTM” for purposes of its opinion, as of the date of the transaction (except that (A) for the Sinclair Broadcast Group’s acquisitions of eighteen stations of Barrington Broadcasting and four stations of Cox Media Group, the multiples were based on the prior two reported full calendar years and (B) for the Sinclair Broadcast Group’s acquisition of broadcast assets of Freedom Communications and the E.W. Scripps Company’s acquisition of McGraw-Hill Broadcasting, the multiples were based on the current full calendar year and the next full calendar year, each as of the date of the transaction). Two-year average metrics were used to evaluate selected transactions in the television broadcasting services industry to normalize the impact of revenue derived from political advertising, which peaks during national election years. Financial data for the relevant transaction was based on publicly available information at the time of announcement of the relevant transaction.

The following disclosure supplements and restates the fourth paragraph under the heading “Opinion of Fisher’s Financial Advisor—Financial Analyses of Fisher—Selected Transactions Analysis” on page 48 of the Definitive Proxy Statement.

Based on the foregoing selected transactions analysis and its qualitative judgments, Moelis then applied a range of selected multiples derived from the selected transactions of 7.5x to 8.5x in the case of LTM-NTM 2-Year Average BCF to corresponding financial data of Fisher (for Fisher, in order to present its financial data on a comparable basis to that of its television broadcasting services industry peers, BCF was calculated less (1) operating rent of $4.7 million, which was the portion of the estimated average rent expense for Fisher Plaza during 2012-2013 allocated to broadcast operations based on square footage, and (2) shared services expenses of $1.1 million, which was the estimated average shared services expense allocated to broadcast operations). Financial data for Fisher was based on financial forecasts and other information and data provided by Fisher’s management. This analysis indicated an implied per share reference range of $38.49 to $43.26 per share of Company Common Stock, as compared to the $41.00 per share Merger Consideration. At the per share Merger Consideration of $41.00 per share, the implied TEV of Fisher was approximately $354.2 million, indicating a multiple of 8.0x of its LTM-NTM 2-Year Average BCF.

The following disclosure supplements and restates the first paragraph under the heading “Opinion of Fisher’s Financial Advisor—Financial Analyses of Fisher—Discounted Cash Flow Analysis” on page 48 of the Definitive Proxy Statement.

Moelis performed a discounted cash flow analysis, which Moelis refers to as “DCF analysis” for purposes of its opinion, of Fisher using financial forecasts and other information and data provided by Fisher’s management (as described below in the section entitled “The Merger—Certain Company Projections” beginning on page 50 of this proxy statement) to calculate the present value of the estimated future unlevered free cash flows projected to be generated by Fisher. In performing the DCF analysis of Fisher, Moelis utilized a range of discount rates of 10% to 12% to calculate estimated present values as of March 31, 2013 of (i) Fisher’s estimated after-tax unlevered free cash flows for the second quarter of 2013 through year-ended 2017 and (ii) estimated terminal values derived by applying a range of multiples based on Moelis’ professional judgment of 6.5x to 8.5x to Fisher’s estimated average 2016 and 2017 EBITDA. For purposes of Moelis’ opinion, “free cash flow” refers to Fisher’s unlevered net income plus depreciation plus amortization less changes in net working capital, capital expenditures, cash outlay for Fisher’s pending acquisition of KMTR and the difference between cash and GAAP rent expense; “present value” refers to the current value of future free cash flows and is obtained by discounting those future free cash flows back to the present using a discount rate; and “terminal value”, as used above, refers to the value of all free cash flows from an asset for periods beyond the final forecast period. The foregoing DCF analysis indicated an implied per share reference range of $32.10 to $41.50 per share of Company Common Stock, as compared to the $41.00 per share Merger Consideration.

The following disclosure supplements and restates the table and related footnotes under the heading “Certain Company Projections—Summary of the Five-Year Projections” on page 52 of the Definitive Proxy Statement.

	Fiscal Year Ending December 31,
	Historical			Projected
($ in millions)	2010PF(1)	2011PF(1)	2012A	2013E	2014E	2015E	2016E	2017E
Total Net Revenue(2)	$154.6	$144.3	$163.3	$165.8	$204.4	$198.6	$226.7	$211.6
% Even / Odd Growth			5.6%	14.9%	25.2%	19.7%	10.9%	6.5%

Operating Expenses (before Operating Rent)	$113.7	$108.1	$110.1	$119.3	$125.4	$131.9	$140.3	$144.4

Broadcast Cash Flow(3)	$41.0	$36.2	$53.2	$46.6	$79.0	$66.7	$86.4	$67.1
% of Net Revenue	26.5%	25.1%	32.6%	28.1%	38.7%	33.6%	38.1%	31.7%

Operating Rent Expense(4)	$4.4	$4.5	$4.6	$4.7	$5.0	$5.1	$4.6	$4.8
Shared Services Expense(5)		$0.5	$1.0	$1.2
Broadcast Cash Flow Less Operating Rent & Shared Services		$31.2	$47.5	$40.7
% of Net Revenue		21.6%	29.1%	24.5%

Corporate Expense(4)	$14.7	$15.5	$17.1	$19.3	$19.7	$20.0	$20.4	$20.8
Other Expenses / Adjustments(6)	$(5.5)	$(1.5)	$2.5	$0.5	—	—	—	—
EBITDA(7)	$27.3	$17.7	$29.0	$22.2	$54.3	$41.6	$61.4	$41.6
% of Net Revenue	17.7%	12.2%	17.8%	13.4%	26.6%	20.9%	27.1%	19.6%
Cash Taxes @ 37.5% Tax Rate					$(17.7)	$(12.8)	$(20.4)	$(12.9)
Other Cash Flow Items(8)					$(8.1)	$(9.0)	$(9.1)	$(9.2)
Unlevered Free Cash Flow					$28.5	$19.8	$31.9	$19.5

(1)	Pro forma for the sale of Fisher Plaza which closed on December 15, 2011. Actual Fisher Plaza revenue, expenses and cash flow were excluded for the purpose of the projections.
(2)	Non-GAAP financial measure. Only broadcasting revenue was included for the purpose of the projections. For this purpose, total net revenue represents consolidated net revenue, plus intercompany revenue, less trade revenue and Fisher Plaza revenue. Reconciliation of this non-GAAP financial measure to GAAP basis consolidated net revenue is provided below.
(3)	Non-GAAP financial measure. For this purpose, broadcast cash flow represents EBITDA (as defined below) plus corporate expenses and other non-recurring items. Reconciliation of this non-GAAP financial measure to GAAP basis income from continuing operations is provided below.
(4)	Fisher Plaza rent was allocated between broadcast and corporate operations based on square footage. Fisher Plaza rent expense for fiscal years 2010 and 2011 was assumed.
(5)	Forecasts for shared services expenses for fiscal years 2014 through 2017 were not provided by Fisher management.
(6)	Includes non-cash gains/losses and other non-recurring items.
(7)	Non-GAAP financial measure. For this purpose, EBITDA represents earnings before interest, taxes, depreciation and amortization, and excludes Fisher Plaza income. Transaction related expenses were excluded from EBITDA for fiscal year 2013. Reconciliation of this non-GAAP financial measure to GAAP basis income from continuing operations is provided below.
(8)	Non-GAAP financial measure. Includes changes in net working capital, capital expenditures, cash outlay for the KMTR acquisition and difference between cash and GAAP rent expense.

Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. The forward-looking statements contained in this communication, including, among other things, statements related to the proposed merger involving the Company and Sinclair, involve risks and uncertainties and are subject to change based on various important factors, including uncertainties as to the satisfaction of closing conditions to the proposed merger, including timing and receipt of regulatory approvals, timing and receipt of approval by the shareholders of the Company, the respective parties’ performance of their obligations under the merger agreement relating to the proposed merger, and other factors affecting the execution of the transaction. There can be no assurance that the proposed merger will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s most recently filed Form 10-Q, and in other filings and furnishings made by the Company with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this communication. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Additional Information

In connection with the meeting of the Company’s shareholders to be held with respect to the proposed merger involving the Company and Sinclair, on June 24, 2013, the Company filed with the SEC a definitive proxy statement on Schedule 14A. The definitive proxy statement was mailed to the Company’s shareholders on or about June 28, 2013. The Company and Sinclair may file with the SEC other documents relating to the proposed merger. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain a free copy of the proxy statement and other relevant documents filed by the Company with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website at www.fsci.com by clicking on the “Investor Relations” link, then clicking on the “SEC Filings” link.

The Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers by reading the Company’s Form 10-K/A for the year ended December 31, 2012, which was filed with the SEC on April 29, 2013. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are included in the definitive proxy statement and other relevant materials filed by the Company with the SEC in connection with the proposed merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: July 26, 2013	By:	/s/ Christopher J. Bellavia
	Name:	Christopher J. Bellavia
	Title:	Senior Vice President and General Counsel